UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2014

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

OHIO	1-2299	34-0117420
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

One Applied Plaza, Cleveland, Ohio 44115
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (216) 426-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On April 25, 2014, Applied Industrial Technologies, Inc. (“Applied”) and Applied Alberta Inc. (“Applied Alberta”), a Canadian subsidiary of Applied, entered into a Share Purchase Agreement (the “Agreement”) with Michael Sirois (“Mike”), Sirois Family Trust (“Sirois Trust”), Georg Eger (“Georg”), Eger Family Trust (“Eger Trust”), Blair Hetlinger (“Blair”), Christopher Sirois (“Christopher”), Kenneth Pacula (“Kenneth”), Grant Bechtloff (“Grant”), Ryan Farley (“Ryan”), Dwayne Letawsky (“Dwayne”), Douglas Kilbach (“Douglas”), Steven Vanderwater (“Steven”), 1562039 Alberta Ltd. (“1562039”), 1561902 Alberta Ltd. (“1561902”), 1614176 Alberta Ltd. (“1614176”), 1814971Alberta Ltd. (“1814971”) and 1814966 Alberta Ltd. (“1814966”). Each of Mike, Sirois Trust, Georg, Eger Trust, Blair, Christopher, Kenneth, Grant, Ryan, Dwayne, Douglas, Steven, 1562039, 1561902, 1614176, 1814971 and 1814966 is a “Seller” and together are “Sellers.”

Pursuant to the Agreement, Applied Alberta will acquire all of the issued and outstanding shares of 1814968 Alberta Ltd. (“1814968”), 1814935 Alberta Ltd. (“1814935”), 1668052 Alberta Ltd. (“1668052”), 1558052 Alberta Ltd. (“1558052”), Reliance Industrial Investments Ltd. (“RIIL”), Northern River Enterprises Ltd. (“Northern River”), Reliance Industrial Products (Lloydminster) Ltd. (“Reliance Lloydminster”), Reliance Industrial Products Ltd. (“Reliance Industrial”), Servco Oilfield Supply Canada Ltd., (“Servco”), Precision Flange Company Ltd. (“Precision”), 1307638 Alberta Ltd. (“1307638”), 1562027 Alberta Ltd. (“1562027”), Reliance Industrial Products USA Ltd. (“Reliance USA”) and Reliance International Ltd. (“Reliance International”) for an aggregate purchase price of $189 Million United States dollars ($189,000,000), subject to certain adjustments and holdbacks. Each of 1814968, 1814935, 1668052, 1558052, RIIL, Northern River, Reliance Lloydminster, Reliance Industrial, Servco, Precision, 1307638, 1562027, Reliance USA and Reliance International is a “Target” and together are “Targets.”

Applied, Applied Alberta and Sellers have made representations, warranties, covenants and indemnities in the Agreement that are customary in transactions of this type.

The foregoing summary of the Agreement is qualified in its entirety by the terms and conditions of the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
On May 1, 2014, Applied completed the acquisition of all of the issued and outstanding shares of the Targets for an aggregate cash purchase price paid at the closing of $189 million United States dollars.
The final purchase price was funded with existing cash balances of $32 million United States dollars and financing through established bank credit facilities of $136 million United States dollars.
The Targets provide parts and repair, installation and maintenance services and supplies to oil and gas drilling and service businesses. The acquisition adds 14 locations in Canada and 5 locations in the United States to Applied’s service center network.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

10.1	Share Purchase Agreement made as of April 25, 2014, by and among Applied Alberta, Inc., Applied Industrial Technologies, Inc. and Sellers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Fred D. Bauer
Fred D. Bauer, Vice President-General Counsel & Secretary
Date: May 1, 2014

EXHIBIT INDEX

Exhibit No.    Description

10.1
Share Purchase Agreement dated April 25, 2014, among Applied Industrial Technologies, Inc., Applied Alberta Inc., Michael Sirois, Sirois Family Trust, Georg Eger, Eger Family Trust, Blair Hetlinger, Christopher Sirois, Kenneth Pacula, Grant Bechtloff, Ryan Farley, Dwayne Letawsky, Douglas Kilbach, Steven Vanderwater, 1562039 Alberta Ltd., 1561902 Alberta Ltd., 1614176 Alberta Ltd., 1814971Alberta Ltd. and 1814966 Alberta Ltd.